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                                                                    EXHIBIT 23.1

BDO
                         BDO International
                         Certified Public Accountants
                         29th Floor Wing On Centre
                         111 Connaught Road Central
                         Hong Kong
                         Telephone (852) 2541 5041
                         Fax: (852) 2815 0002


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Forlink Software Corporation, Inc. on Form S-8 of our report dated February 21, 2000, relating to the financial statements of Forlink Software Corporation, Inc. (formerly known as Why Not?, Inc.) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999.

/s/ BDO International
-------------------------
BDO International

Hong Kong
17 July 2000